Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

          As independent public auditors, we hereby consent to the incorporation by reference in this registration statement of our reports dated January 24, 2001 included in IDEXX Laboratories, Inc. Form 10-K for the year ended December 31, 2000 and to all references to our Firm included in this registration statement.

ARTHUR ANDERSEN LLP
Boston, Massachusetts
October 3, 2001